EXHIBIT 99.1

ADVANSOURCE BIOMATERIALS ANNOUNCES FIRST QUARTER RESULTS FOR FISCAL 2011

Wilmington, MA. August 18, 2010…AdvanSource Biomaterials Corporation (NYSE Amex: ASB), a leading developer of advanced polymer materials for a broad range of medical devices, today announced financial results for its fiscal 2011 first quarter ended June 30, 2010.

Total revenues for the three months ended June 30, 2010 were $503,000 as compared with $450,000 for the comparable prior year period, an increase of $53,000, or 11.8%.  Product sales of our biomaterials for the three months ended June 30, 2010 were $402,000 as compared with $239,000 for the comparable prior year period, an increase of $163,000, or 68.2%.  License, royalty and development fees for the three months ended June 30, 2010 were $101,000 as compared with $211,000 for the comparable prior year period, a decrease of $110,000 or 52.1%.

Michael F. Adams, President and CEO of AdvanSource, stated, “The continued sequential quarterly growth in product sales is an important indicator of the success of the marketing and sales efforts that have been a key in the execution of our ongoing business plan.  We understood from the outset that in executing our new business strategy we would have to aggressively gain traction in our product sales business since the revitalization of our license, royalty and development business would be a slow, painstaking process.  However, we believe our product sales should continue to ramp over the next several quarters.  We recently announced a new development agreement and it is our expectation to continue to aggressively pursue similar opportunities.  In addition, we are confident that an existing development agreement could soon make the transition from a development relationship to a commercial supply and license relationship.  We believe these types of relationships with medical device designers and manufacturers, where the transition from development to commercial relationships, albeit slowly, should provide us important opportunities to reap significant rewards.”

Gross profit on total revenues for the three months ended June 30, 2010 was $138,000, or 27.4% of total revenues, compared with $111,000, or 24.7% of total revenues, for the comparable prior year period.  Gross profit on product sales for the three months ended June 30, 2010 was $37,000, or 9.2% of product sales, compared with a loss of ($100,000), or (41.8%) of product sales, for the comparable prior year period.  The improvement in gross profit dollars on total and product sales and gross profit as a percentage of total and product revenues is attributable, in part, to: i) continued overhead cost containment and control measures, ii) improved efficiencies in the production process, and iii) increased product sales.

Mr. Adams further commented, “It is important to note that growth in our product sales and continued efficiencies in our production process have had a positive effect on improving our margins and have contributed in offsetting the negative impact on margins from decreasing license, royalty and development fees.  Due to the significant fixed-cost structure of our manufacturing operations, we believe gross profits could continue to improve in response to increasing product sales.  This would be an important factor in our ultimate objective of achieving profitability.”

Research and development expenses for the three months ended June 30, 2010 were $177,000 as compared with $182,000 for the comparable prior year period, a decrease of $5,000 or 2.8%.  Our research and development efforts continue to be focused on developing new applications for our biomaterials.  We continue to maintain a relatively stable research and development budget, which management believes meets the needs of our customers and internal development needs.

Selling, general and administrative expenses for the three months ended June 30, 2010 were $603,000 as compared with $786,000 for the comparable prior year period, a decrease of $183,000 or 23.3%.  The decrease is primarily attributable to our cost containment measures which included continued reductions in outside consultants, legal and accounting costs.  These decreases were offset by increased costs in sales and marketing to continue to promote our products and acquire new customers.

Mr. Adams concluded, “We believe the execution of our plan over the past several quarters, has resulted in the recognition of AdvanSource Biomaterials, by medical device designers and manufacturers throughout the world, as an innovator of polymer technologies and products that could benefit their development of future medical devices and become an integral component of commercially available medical devices.  We also believe our marketing, sales and production teams have matured and are making measurable contributions towards our quarter-to-quarter financial performance improvements.  We continue to be optimistic that the quarter-by-quarter steps we take in advancing our business strategy should move us closer towards our ultimate goal of achieving profitability.”

As of June 30, 2010, we had cash and cash equivalents of $2,432,000 as compared with $3,055,000 as of March 31, 2010.

About AdvanSource Biomaterials Corporation

AdvanSource Biomaterials Corporation manufactures advanced polymer materials which provide critical characteristics in the design and development of medical devices.  The Company’s biomaterials are used in devices that are designed for treating a broad range of anatomical sites and disease states.  AdvanSource’s business model leverages its proprietary materials science technology and manufacturing expertise in order to expand its product sales and royalty and license fee income.  More information about AdvanSource is available at its website: www.advbiomaterials.com.

Forward-Looking Statements

AdvanSource believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements.  For further information on such risks and uncertainties, you are encouraged to review AdvanSource’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.  AdvanSource assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information contact:

AdvanSource Biomaterials Corporation
David Volpe, Acting CFO
(978) 657-0075, ext. 103
dvolpe@advbiomaterials.com

[FINANCIAL TABLES FOLLOW]

AdvanSource Biomaterials Corporation
Condensed Balance Sheets
(Unaudited - in thousands, except share and per share amounts)

	June 30,	March 31,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$2,432	$3,055
Accounts receivable-trade, net of allowance of $5 as of June 30, 2010 and March 31, 2010	79	117
Accounts receivable-other	66	105
Inventories, net	432	456
Prepaid expenses and other current assets	176	92
Total current assets	3,185	3,825
Property, plant and equipment, net	2,988	3,049
Total assets	$6,173	$6,874

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$74	$187
Accrued expenses	242	207
Deferred revenue	54	64
Total current liabilities	370	458

Commitments and contingencies

Stockholders' equity:
Preferred stock; $.001 par value; 5,000,000 shares authorized; 500,000 shares issued and none outstanding as of June 30, 2010 and March 31, 2010	-	-
Common stock; $.001 par value; 50,000,000 shares authorized; 21,278,386 shares issued and 21,201,694 shares outstanding as of June 30, 2010 and March 31, 2010, respectively	21	21
Additional paid-in capital	37,827	37,798
Accumulated deficit	(32,015)	(31,373)
	5,833	6,446
Less: treasury stock, 76,692 shares at cost at June 30, 2010 and March 31, 2010	(30)	(30)
Total stockholders' equity	5,803	6,416
Total liabilities and stockholders' equity	$6,173	$6,874

AdvanSource Biomaterials Corporation
Condensed Statements of Operations
(Unaudited - in thousands, except per share amounts)

	For the Three Months Ended June 30,
	2010	2009
Revenues:
Product sales	$402	$239
License, royalty and development fees	101	211
	503	450
Cost of sales	365	339

Gross profit	138	111

Operating expenses:
Research, development and regulatory	177	182
Selling, general and administrative	603	786
	780	968
Loss from operations	(642)	(857)
Other expense	-	(35)
Net loss from continuing operations	(642)	(892)
Income from discontinued operations - sale of subsidiary	-	213
Net loss	$(642)	$(679)

Net income (loss) per common share, basic and diluted:
Net loss per share, continuing operations	$(0.03)	$(0.04)
Net income per share, discontinued operations	-	0.01
Net loss per common share, basic and diluted	$(0.03)	$(0.03)
Shares used in computing net income (loss) per common share, basic and diluted	21,202	21,129